SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

October 1, 2003

PATINA OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14344	75-2629477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1625 Broadway Denver, Colorado		80202
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code (303) 389-3600

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Patina Oil & Gas Corporation (the “Company”) announced the closing of its acquisition of Cordillera Energy Partners, L.L.C. (“Cordillera”), a Texas limited liability company, on October 1, 2003. Attached and incorporated by reference hereto as Exhibit 99.1 is the press release related to the acquisition issued by the Company dated October 1, 2003.

The acquisition of the assets of Cordillera, including the stock of Cordillera Energy, Inc. (“CEI”), a Colorado corporation and a wholly owned subsidiary of Cordillera, from EnCap Energy Capital Fund III, L.P., the majority owner, and other investors closed on October 1, 2003 for final consideration of $244.5 million, comprised of $240.5 million of cash funded with borrowings under the Company’s bank facility and five year warrants to purchase 500,000 shares of Patina common stock for $45.00 per share. As a result of the acquisition, the oil and gas and other assets of Cordillera became assets of the Company, and CEI became a wholly-owned subsidiary of the Company and was renamed Patina San Juan, Inc. The Cordillera properties are primarily located in the Mid Continent (91 Bcfe), the San Juan Basin (132 Bcfe) and the Permian Basin (12 Bcfe). Attached hereto as Exhibit 2.1 is the Purchase and Sale Agreement between Cordillera Energy Partners, LLC and Patina Oil & Gas Corporation dated August 25, 2003. In conjunction with the closing of the Cordillera acquisition, the Company’s credit facility was amended to increase the borrowing base from $300.0 million to $500.0 million effective October 1, 2003. Attached hereto as Exhibit 10.1.3 is the Second Amendment to the Third Amended and Restated Credit Agreement by and among the Company, as borrower, Bank One, NA, as Administrative Agent, and certain other financial institutions dated October 1, 2003.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

The consolidated balance sheets of Cordillera Energy Partners, L.L.C. and Subsidiaries as of December 31, 2002 (audited) and September 30, 2003 (unaudited) and the consolidated statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2002 (audited) and the nine months ended September 30, 2003 (unaudited) will be filed by an amendment to this report no later than December 14, 2003.

(b)	Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet of Patina Oil & Gas Corporation as of September 30, 2003 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 will be filed by an amendment to this report no later than December 14, 2003.

(c)	Exhibits.

2.1		Purchase and Sale Agreement between Cordillera Energy Partners, LLC and Patina Oil & Gas Corporation dated August 25, 2003.*

	*	All exhibits and schedules to this Exhibit 2.1 filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Patina Oil & Gas Corporation will furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

10.1.3		Second Amendment to the Third Amended and Restated Credit Agreement by and among the Company, as borrower, Bank One, NA, as Administrative Agent, and certain other financial institutions dated October 1, 2003.

99.1		Press release dated October 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATINA OIL & GAS CORPORATION

By:	/s/ DAVID J. KORNDER
David J. Kornder
Executive Vice President and Chief Financial Officer

Date: October 2, 2003

Exhibit Index

Exhibit Number	Description

2.1	Purchase and Sale Agreement between Cordillera Energy Partners, LLC and Patina Oil & Gas Corporation dated August 25, 2003.*

10.1.3	Second Amendment to the Third Amended and Restated Credit Agreement by and among the Company, as borrower, Bank One, NA, as Administrative Agent, and certain other financial institutions dated October 1, 2003.

99.1	Press release dated October 1, 2003.

*	All exhibits and schedules to this Exhibit 2.1 filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K. Patina Oil & Gas Corporation will furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.